SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 6, 2005

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Director Fees

The Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Valley National Bancorp is responsible for reviewing the compensation of Non-Employee Directors and makes recommendations to the Board of Directors. On April 6, 2005, the Committee recommended and the Board approved the following increases in the committee fees for each meeting attended: the Audit Committee from $1,500 to $2,000 and the Compensation and Human Resources Committee from $1,000 to $1,500.

Adoption of the 2004 Director Restricted Stock Plan

In addition, on April 6, 2005, Valley’s shareholders approved the Valley National Bancorp 2004 Director Restricted Stock Plan (the “Plan”). The Plan is intended to provide the non-employee members of the Board of Directors of Valley with the opportunity to forego some or all of their annual cash retainer and meeting fees in exchange for shares of Valley restricted stock. The amount of restricted stock to be received under the Plan is determined by dividing the amount of the foregone fees by the product of 75% (or such other percentage as is determined by the Board) and the closing stock price per share for Valley’s common stock on the date of award. Any shares of restricted stock that are awarded may be increased to reflect any dividends that were declared and paid during the applicable fiscal year. Unlike cash fees, which are taxable when received, the restricted stock, which is subject to a substantial risk of forfeiture, is not taxable to the recipients until the awarded shares become vested. The restricted stock generally will become vested in five years, although certain events described below will cause vesting to occur earlier. The Board and the Committee view the Plan as a key part of Valley’s director compensation program.

The purpose of the Plan is to increase ownership interest in Valley of Non-Employee Directors whose services are considered essential to Valley’s continued progress and to provide further incentive for attracting and retaining directors of Valley. The Plan provides for the payment of shares of restricted common stock to Non-Employee Directors who elect to receive restricted common stock in lieu of cash retainer and meeting fees.

Non-Employee Directors (individuals who are members of the Board, but who are not employees of Valley or any of its subsidiaries) who have elected to receive shares of restricted common stock in lieu of cash fees (fees payable to a Non-Employee Director for attendance at regular meetings of the Board and the annual retainer fee payable to a Non-Employee Director under Valley’s compensation policies for directors) are eligible participants under the Plan.

The Board is responsible for administering and has all of the powers necessary to administer, the Plan. The Board may appoint agents as it deems necessary for the effective performance of its duties, and may delegate to such agents its powers and duties as the Board deems expedient or appropriate, consistent with the intent of the Plan. The decision of the Board upon all matters within its scope of authority is final and conclusive on all persons, except to the extent otherwise provided by law.

The maximum number of shares of common stock that may be delivered under the Plan shall equal three hundred thousand (300,000). If any shares of restricted stock awarded are canceled, lapse or are forfeited, those shares will again be available for delivery under the Plan. Shares delivered under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of Valley (or the Chief Financial Officer’s designee).

Such shares shall be subject to adjustment or substitution in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of Valley, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended) or any partial or complete liquidation of Valley.

Participants in the Plan may elect to forego certain cash fees in exchange for shares of common stock. Such elections are payable in the form of whole shares of restricted stock. The total number of shares of restricted stock to be issued to a participant in lieu of cash fees is determined by dividing those fees by the product of 75% and the closing stock price in dollars per share of Valley’s common stock on the date of the award (or such other percentage or as of such other date as is determined by the Board). The Board may elect to permit participants to forego fees throughout an entire fiscal year and to have restricted stock awarded at the beginning of such year pursuant to the formula set forth above. Any shares of restricted stock that are to be awarded may be increased to reflect any dividends that were declared and paid with respect to common stock during the fiscal year. In no event shall Valley be obligated to issue fractional shares, but instead will pay any fractional shares in cash based on the closing stock price of the common stock on the date of the award.

Except as otherwise provided in the Plan, no shares of restricted stock will vest until the fifth anniversary of the date of the award. If the participant ceases to serve as a Non-Employee Director before the vesting date due to the participant’s death, the participant’s resignation due to a disability, the participant’s inability to stand for re-election due to age restrictions, or the participant’s failure to be re-elected after standing for re-election, or if there is a change in control (as defined in the Plan) prior to the vesting date, then the shares shall become fully vested. If the participant ceases to serve as a Non-Employee Director prior to the vesting date for any other reason, the unvested restricted stock will be forfeited. A participant may not sell, transfer or otherwise dispose of any shares of restricted stock until they become vested; however, the participant will have the right to receive dividends with respect to the shares and to vote the shares prior to vesting.

Valley may impose restrictions on the sale or other disposition of shares, may cause legends to be put on the shares to give notice of such restrictions and will retain custody of all shares of common stock granted under the Plan in escrow until such time as the retained shares become vested.

The Board may amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of Valley if stockholder approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the affected participant.

The 2004 Director Restricted Stock Plan is listed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

On April 6, 2005, Valley National Bancorp’s shareholders approved the following proposals at the Annual Meeting of Shareholders:

1. The election of 15 directors.

2. The approval of the adoption of the 2004 Director Restricted Stock Plan.

3. The re-approval of the Section 162(m) performance criteria under the Executive Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Valley National Bancorp 2004 Director Restricted Stock Plan (incorporated by reference to the Appendix A to the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, filed on March 7, 2005.)

10.2	Form of Director Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2005	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBITS INDEX

Exhibit Number	Exhibit Description
10.2	Form of Director Restricted Stock Award Agreement.